Exhibit 99





Contact:    Cynthia Langlands
            Exxon Mobil Corporation
            (972) 444-1107



                                                FOR IMMEDIATE RELEASE
                                                Wednesday, November 13, 2002



                   EXXONMOBIL ANNOUNCES COMPLETION OF SALE OF
                    COMPANIA MINERA DISPUTADA DE LAS CONDES


       IRVING, TX, November 13 -- Exxon Mobil Corporation ("ExxonMobil") today announced that its affiliates have completed the sale of Compania Minera Disputada De Las Condes Limitada ("Disputada"), a Chile copper mining business, to affiliates of Anglo American plc for $1.3 billion plus possible future copper price participation of up to $120 million.

       The principal assets of Disputada include the Los Bronces copper mine, the El Soldado copper mine and the Chagres smelter, all located in Chile's central region.

























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